As filed with the Securities and Exchange Commission on June 20, 2005.
                                                     Registration No. 333-_____.
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------

                         TOYOTA JIDOSHA KABUSHIKI KAISHA
             (Exact name of registrant as specified in its charter)

                            TOYOTA MOTOR CORPORATION
                 (Translation of registrant's name into English)

            Japan                                     Not Applicable
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                      Identification No.)

                            1 Toyota-cho, Toyota City
                            Aichi Prefecture 471-8571
                                      Japan
          (Address of principal executive offices, including zip code)


                       2003 EMPLOYEE SHARE OPTION PROGRAM
                       2004 EMPLOYEE SHARE OPTION PROGRAM

                            (Full title of the plans)
                      -------------------------------------

                        Toyota Motor Sales, U.S.A., Inc.
                           19001 South Western Avenue
                                  P.O. Box 2991
                         Torrance, California 90509-2991
                                 (310) 618-4000
                             Attention: Dian Ogilvie
            (Name, address and telephone number of agent for service)

                                       CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
                                                    Proposed Maximum      Proposed Maximum
    Title of Securities          Amount to be        Offering Price          Aggregate               Amount of
    to be Registered (1)        Registered (2)      Per Share (5)(6)       Offering Price        Registration Fee
---------------------------------------------------------------------------------------------------------------------
Common Shares                    1,958,000(3)         U.S. $28.57       U.S. $55,932,599.93       U.S. $6,583.27
                                 2,021,000(4)         U.S. $41.63       U.S. $84,134,222.59       U.S. $9,902.60
                                                                        -------------------       --------------
                                                                        U.S.$140,066,822.52       U.S. $16,485.87
---------------------------------------------------------------------------------------------------------------------

(1) Shares of common stock (the "Shares") are traded in the United States in the form of American Depository Shares ("ADSs"). Each ADS represents two Shares on deposit with The Bank of New York, as depositary bank (the "Depositary"), and is evidenced by an American Depositary Receipt (an "ADR") issued by the Depositary. A separate Registration Statement on Form F-6 (Registration No. 333-10790) has been filed for the registration of the ADSs.

(2) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), there is also being registered such number of additional Shares that may become available for purchase pursuant to the plan in the event of certain changes in the outstanding Shares, including mergers, stock dividends, stock splits and reverse stock splits.

(3) Represents an aggregate of 1,958,000 shares available for issuance under the 2003 Employee Share Option Program.

(4) Represents an aggregate of 2,021,000 shares available for issuance under the 2004 Employee Share Option Program.

(5) Pursuant to Rule 457(h) under the Securities Act, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price for the 1,958,000 shares available under the 2003 Employee Share Option Program and the 2,021,000 shares available for issuance under the 2004 Employee Share Option Program, subject to currently outstanding options are based on the per share weighted average exercise price of the options. The per share weighted average exercise price for options granted under the 2003 Employee Share Option Program is (Y)3,116. The per share weighted average exercise price for options granted under the 2004 Employee Share Option Program is (Y)4,541.

(6) The exercise price of options awarded under the plans is fixed in Japanese Yen. For purposes of calculating the filing fee, the exercise price has been converted to U.S. Dollars using the noon buying rate in New York, New York for cable transfers in Yen as certified for customs purposes by the Federal Reserve Bank of New York on June 16, 2005.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.    Plan Information.*

Item 2.    Registrant Information and Employee Plan Annual Information.*








--------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

           The following documents filed with the Securities and Exchange Commission (the "Commission"), are incorporated as of their respective dates in this Registration Statement by reference.

              (a) Registrant's Annual Report on Form 20-F for the fiscal year ended March 31, 2004 (Commission File No. 001-14948) (the "Form 20-F");

              (b) Reports of Foreign Private Issuer on Form 6-K dated April 28, 2004, May 11, 2004 (amended May 12, 2004), May 28, 2004, June 24, 2004,
         July 30, 2004, August 3, 2004, August 31, 2004, September 30, 2004,
         October 29, 2004, November 1, 2004, November 30, 2004, December 22, 2004, January 31, 2005, February 3, 2005, February 28, 2005, March 31,
         2005, April 28, 2005, May 10, 2005 and May 31, 2005; and

              (c) Description of the Registrant's Shares set forth under the headings "Memorandum and Articles of Association" and "Taxation" contained in the Form 20-F.

All other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

           Not required.

Item 5.    Interests of Named Experts and Counsel.

           None.

Item 6.    Indemnification of Directors and Officers.

    Articles 254 and 280 of the Commercial Code of Japan (the "Commercial Code") make the provisions of Section 10, Chapter 2, Book III of the Civil Code applicable to the relationship between Toyota and its directors and corporate auditors, respectively. Section 10, among other things, provides in effect that:

        (1) Any director or corporate auditor of a company may demand advance payment of expenses which are considered necessary for the management of the affairs of such company entrusted to him;

        (2) If a director or a corporate auditor of a company has defrayed any expenses which are considered necessary for the management of the affairs of such company entrusted to him, he may demand reimbursement therefor from the company;

        (3) If a director or a corporate auditor has assumed an obligation necessary for the management of the affairs entrusted to him, he may require the company to perform it in his place or, if it is not due, to furnish adequate security; and

        (4) If a director or a corporate auditor, without any fault on his part, sustains damage through the management of the affairs entrusted to him, he may demand compensation therefor from the company.

    Under Article 279-2 of the Commercial Code, a company may not refuse a demand from a corporate auditor referred to in subparagraphs (1) through (3) above unless the company establishes that the relevant expense or obligation was or is not necessary for the performance of the corporate auditor's duties.

    Toyota maintains insurance on behalf of its directors and corporate auditors against liabilities asserted against them in shareholder derivative or other lawsuits.


Item 7.    Exemption from Registration Claimed.

           Not applicable.

Item 8.    Exhibits.

           See attached Exhibit list.

Item 9.    Undertakings.

           (a) The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

           provided, however, that the undertakings set forth in paragraphs
        (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
        Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

           (2) That, for the purpose of determining any liabilities under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Aichi Prefecture, Japan on the 20th day of June, 2005.

                                 TOYOTA MOTOR CORPORATION




                                 By:    /s/ Teruo Suzuki
                                        ---------------------------------------
                                        Name:  Teruo Suzuki
                                        Title: Global Human Resources Div.
                                               General Manager

            SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

           Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Toyota Motor Corporation has signed this Registration Statement or amendment thereto on June 20, 2005.

                                 Toyota Motor Sales, U.S.A., Inc.


                                 By:  /s/ Dian Ogilvie
                                      ------------------------------------------
                                      Name:  Dian Ogilvie
                                      Title: Authorized Signatory

                                POWER OF ATTORNEY

           KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Teruo Suzuki as such person's true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments and supplements, and registrations statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of the 20th day of June, 2005.


         Signature                                Capacity
         ---------                                --------


/s/ Hiroshi Okuda                       Chairman of the Board
-----------------------------------
Hiroshi Okuda


/s/ Kosuke Ikebuchi                     Vice Chairman of the Board
-----------------------------------
Kosuke Ikebuchi


/s/ Katsuhiro Nakagawa                  Vice Chairman of the Board
-----------------------------------
Katsuhiro Nakagawa


/s/ Fujio Cho                           President, Member of the Board
-----------------------------------
Fujio Cho


/s/ Akihiko Saito                       Executive Vice President, Member of the Board
-----------------------------------
Akihiko Saito


/s/ Ryuji Araki                         Executive Vice President, Member of the Board
-----------------------------------
Ryuji Araki


/s/ Yoshio Ishizaka                     Executive Vice President, Member of the Board
-----------------------------------
Yoshio Ishizaka


/s/ Kosuke Shiramizu                    Executive Vice President, Member of the Board
-----------------------------------
Kosuke Shiramizu


/s/ Katsuaki Watanabe                   Executive Vice President, Member of the Board
-----------------------------------
Katsuaki Watanabe


/s/ Kazushi Iwatsuki                    Executive Vice President, Member of the Board
-----------------------------------
Kazushi Iwatsuki


/s/ Yasuhito Yamauchi                   Senior Managing Director, Member of the Board
-----------------------------------
Yasuhito Yamauchi


/s/ Takashi Kamio                       Senior Managing Director, Member of the Board
-----------------------------------
Takashi Kamio


                                       9


/s/ Hiroyuki Watanabe                  Senior Managing Director, Member of the Board
-----------------------------------
Hiroyuki Watanabe


/s/ Akio Matsubara                     Senior Managing Director, Member of the Board
-----------------------------------
Akio Matsubara


/s/ Tokuichi Uranishi                  Senior Managing Director, Member of the Board
-----------------------------------
Tokuichi Uranishi


/s/ Kazuo Okamoto                      Senior Managing Director, Member of the Board
-----------------------------------
Kazuo Okamoto


/s/ Kyoji Sasazu                       Senior Managing Director, Member of the Board
-----------------------------------
Kyoji Sasazu


/s/ Mitsuo Kinoshita                   Senior Managing Director, Member of the Board
-----------------------------------
Mitsuo Kinoshita


/s/ Yoshimi Inaba                      Senior Managing Director, Member of the Board
-----------------------------------
Yoshimi Inaba


/s/ Takeshi Uchiyamada                 Senior Managing Director, Member of the Board
-----------------------------------
Takeshi Uchiyamada


/s/ Masatami Takimoto                  Senior Managing Director, Member of the Board
-----------------------------------
Masatami Takimoto


/s/ Akio Toyoda                        Senior Managing Director, Member of the Board
-----------------------------------
Akio Toyoda


/s/ Tetsuo Hattori                     Senior Managing Director, Member of the Board
-----------------------------------
Tetsuo Hattori


/s/ Takeshi Suzuki                     Senior Managing Director, Member of the Board
-----------------------------------
Takeshi Suzuki


/s/ Shoichiro Toyoda                   Honorary Chairman, Member of the Board
-----------------------------------
Shoichiro Toyoda


/s/ Yukitoshi Funo                     Director, Member of the Board (with Senior Managing Director Status)
-----------------------------------
Yukitoshi Funo


/s/ Atsushi Niimi
-----------------------------------    Director, Member of the Board (with Senior Managing Director Status)
Atsushi Niimi


/s/ Hideaki Miyahara                   Corporate Auditor
-----------------------------------
Hideaki Miyahara


/s/ Yoshiro Hayashi                    Corporate Auditor
-----------------------------------
Yoshiro Hayashi


/s/ Chiaki Yamaguchi                   Corporate Auditor
-----------------------------------
Chiaki Yamaguchi


/s/ Yasutaka Okamura                   Corporate Auditor
-----------------------------------
Yasutaka Okamura



                                       10


/s/ Hiroshi Okabe                      Corporate Auditor
-----------------------------------
Hiroshi Okabe


/s/ Yoichi Kaya                        Corporate Auditor
-----------------------------------
Yoichi Kaya


/s/ Tadashi Ishikawa                   Corporate Auditor
-----------------------------------
Tadashi Ishikawa


                                  EXHIBIT INDEX


    Number       Title of Exhibit
    ------       ----------------

    *4.1 Form of Agreement for the Grant of Options to Acquire Common Shares of Toyota Motor Corporation for participants under the 2003 Employee Share Option Program.

    *4.2 Form of Agreement for the Grant of Options to Acquire Common Shares of Toyota Motor Corporation for participants under the 2004 Employee Share Option Program.

    4.3 Amended and Restated Articles of Incorporation of the Registrant (English translation) (incorporated by reference to Exhibit 1.1 to Toyota's Registration Statement on Form 20-F for the fiscal year ended March 31, 2004 (file no. 001-14948)).

    4.4 Amended and Restated Regulations of the Board of Directors of the Registrant (English translation) (incorporated by reference to Exhibit 1.2 to Toyota's Registration Statement on Form 20-F for the fiscal year ended March 31, 2004 (file no. 001-14948)).

    4.5 Amended and Restated Regulations of the Board of Corporate Auditors of the Registrant (English translation) (incorporated by reference to Exhibit 4.5 to Toyota's Registration Statement on Form S-8 (file no. 333-107322)).

    4.6 Amended and Restated Share Handling Regulations of the Registrant (English translation) (incorporated by reference to Exhibit 4.6 to Toyota's Registration Statement on Form S-8 (file no. 333-107322)).

    4.7 Form of Deposit Agreement (including the form of ADR) among the Registrant, The Bank of New York, as Depositary, and owners and beneficial owners of ADRs from time to time issued thereunder (incorporated by reference to Exhibit 4.2 to Toyota's Registration Statement on Form F-1 (file no. 333-10768)).

    4.8          Form of ADR (included in Exhibit 4.6).

    *5 Opinion and Consent of Nagashima Ohno & Tsunematsu as to the legality of securities being registered.

    *23.1        Consent of PricewaterhouseCoopers.

    23.2 Consent of Nagashima Ohno & Tsunematsu (contained in opinion filed as Exhibit 5).

    24 Powers of Attorney (contained in the signature page of the Registration Statement).


-----------------------------
*  Filed herewith.



                                       12